                                                                    EXHIBIT 3.35


                             STATE OF MISSISSIPPI

                       Office of the Secretary of State

                        Dick Molpus, Secretary of State

                             Jackson, Mississippi

                  MISSISSIPPI CORPORATION INFORMATION SYSTEM



Corporation Name
CASINO MAGIC FINANCE CORP.

Corp. ID:  0600353

Filed:     09/03/1993 AT 8:00 A.M.


                                            Dick Molpus
                                            Secretary of State



Filing Fee Receipt:  $50.00

                                     Secretary of State
                                       P.O. Box 136
                                     Jackson, MS 39205
                                      (601) 359-1333
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                           ARTICLES OF INCORPORATION
                            (Attach conformed copy)

                            [X]PROFIT  [_]NONPROFIT
                             (Mark Appropriate Box)

     The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth.

1. The name of the corporation is:
                                  CASINO MAGIC FINANCE CORP.
   _______________________________________________________________
2. Domicile address is:
                               1719 BEACH BOULEVARD-SUITE 306
   _______________________________________________________________
                                           Street
                                  BILOXI, MISSISSIPPI 39531
   _______________________________________________________________
                                    City/State/County/Zip

3. The period of 99 YEARS duration is (NONPROFIT ONLY may be perpetual)

4. (a) The number (and classes, if any) of shares the corporation is is(are)as authorized to issue follows (THIS IS FOR PROFIT ONLY)


                         Class(es)            No. of Shares Authorized
                         ---------            ------------------------
                          Common                       10,000
                      ______________    ________________________
                      ______________    ________________________
                      ______________    ________________________

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights class are as follows:

5. The street address of its initial registered office is:

                       1719 BEACH BOULEVARD  SUITE 306
   _____________________________________________________________
                                    Street
                          BILOXI, MISSISSIPPI 39531
   _____________________________________________________________
                              CITY/STATE/ZIP

   and the name of its initial registered agent at such address is:

                            VIRGIL G. GILLESPIE

6. The name and complete address of each incorporator is as follows (PLEASE TYPE OR PRINT)

                            VIRGIL G. GILLESPIE
   ____________________________________________________________
                       1719 BEACH BOULEVARD  SUITE 306
                          BILOXI, MISSISSIPPI 39531
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7.  Other provisions:    Shareholders have preemptive right to acquire a
    proportionate share of any additional stock issued or sale of treasury stock, based upon the pro rata share of stock of any given stockholder, as his shares bear to the total of stock issued.

                                                 /s/ Virgil G. Gillespie
                                                 ------------------------------
                                                 VIRGIL G. GILLESPIE

                                                 __________________________
                                                 Incorporators Signatures
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                                     DATE


Secretary of State
P.O. Box 136
Jackson, MS 39205-0136


               RE:  ARTICLES OF INCORPORATION
                    CASINO MAGIC FINANCE CORP.


Dear Sir:

I enclose herewith duplicate originals of Articles of Incorporation for CASINO MAGIC FINANCE CORP., which I would thank you to file and return to me.

Also enclosed is a check for $50.00 as a filing fee.

Thanking you for your attention to this matter, I am,

Yours very truly,

GILLESPIE & BLESSEY

/s/ Virgil G. Gillespie

VIRGIL G. GILLESPIE


VGG/jpc


Enclosures: